Exhibit B-3(d)

          CERTAIN RIGHTS OF THE LESSOR UNDER THE FACILITY LEASE AS SUPPLEMENTED BY THIS LEASE SUPPLEMENT NO. 3 HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, THE INDENTURE TRUSTEE UNDER TRUST INDENTURE, DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF FACILITY LEASE NO. 1, DATED AS OF DECEMBER 1, 1988, AS SUPPLEMENTED. THIS LEASE SUPPLEMENT NO. 3 HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. SEE SECTION 3(c) OF THIS LEASE SUPPLEMENT NO. 3 FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF VARIOUS COUNTERPARTS HEREOF.

        THIS COUNTERPART IS NOT THE ORIGINAL COUNTERPART.


                     LEASE SUPPLEMENT NO. 3

                     dated as of May 1, 2004

                               to

                      FACILITY LEASE NO. 1

                  dated as of December 1, 1988,

                        as supplemented,

                             between

               WACHOVIA BANK, NATIONAL ASSOCIATION
      (as successor in interest to MERIDIAN TRUST COMPANY)
                     and STERLING C. CORREIA
         (as successor in interest to Stephen M. Carta)
               not in their individual capacities,
                but solely as Owner Trustee under
                      Trust Agreement No. 1
                  dated as of December 1, 1988,
                       with RCMC I, Inc.,
                   as successor in interest to
            Resources Capital Management Corporation,
as successor in interest to Public Service Resources Corporation,

                             Lessor

                               and

                 SYSTEM ENERGY RESOURCES, INC.,

                             Lessee



Indexing Instructions: This Lease Supplement No. 3, dated as of May 1, 2004, is filed as an amendment to Facility Lease No. 1 between Wachovia Bank, National Association (as successor in interest to Meridian Trust Company) and Sterling C. Correia (as successor in interest to Stephen M. Carta), both as Lessor, and System Energy Resources, Inc., as Lessee, dated as of December 1, 1988, and recorded in Book 12-V, Page 408, on December 28, 1988, in the office of the Chancery Clerk of Claiborne County, Mississippi. Pursuant to Section 89-5-33(3)(b) of the Mississippi Code, as amended, no indexing instruction is required for this instrument because it is one affecting a previously recorded instrument. As required by Mississippi law, this instrument shall be entered in the general index and noted on the margin of the previously recorded instrument.

Prepared by:   Wise Carter Child & Caraway, Professional Association
               P. O. Box 651
               Jackson, MS 39205-0651
               (601) 968-5500


          CERTAIN RIGHTS OF THE LESSOR UNDER THE FACILITY LEASE AS SUPPLEMENTED BY THIS LEASE SUPPLEMENT NO. 3 HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, THE INDENTURE TRUSTEE UNDER TRUST INDENTURE, DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF FACILITY LEASE NO. 1, DATED AS OF DECEMBER 1, 1988, AS SUPPLEMENTED. THIS LEASE SUPPLEMENT NO. 3 HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. SEE SECTION 3(c) OF THIS LEASE SUPPLEMENT NO. 3 FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF VARIOUS COUNTERPARTS HEREOF.

THIS  COUNTERPART IS THE ORIGINAL COUNTERPART.  RECEIPT  OF  THIS
ORIGINAL  COUNTERPART  IS HEREBY ACKNOWLEDGED  BY  DEUTSCHE  BANK
TRUST COMPANY AMERICAS (FORMERLY KNOWN AS BANKERS TRUST COMPANY),
AS CORPORATE INDENTURE TRUSTEE.

                                           By:
                                               Authorized Officer


                     LEASE SUPPLEMENT NO. 3
                     dated as of May 1, 2004

                               to

                      FACILITY LEASE NO. 1
                  dated as of December 1, 1988,

                        as supplemented,

                             between

               WACHOVIA BANK, NATIONAL ASSOCIATION
      (as successor in interest to MERIDIAN TRUST COMPANY)
                     and STERLING C. CORREIA
         (as successor in interest to Stephen M. Carta)
               not in their individual capacities,
                but solely as Owner Trustee under
                      Trust Agreement No. 1
                  dated as of December 1, 1988,
                       with RCMC I, Inc.,
                   as successor in interest to
            Resources Capital Management Corporation,
as successor in interest to Public Service Resources Corporation,

                               and

                 SYSTEM ENERGY RESOURCES, INC.,
                             Lessee




Indexing Instructions: This Lease Supplement No. 3, dated as of May 1, 2004, is filed as an amendment to Facility Lease No. 1 between Wachovia Bank, National Association (as successor in interest to Meridian Trust Company) and Sterling C. Correia (as successor in interest to Stephen M. Carta), both as Lessor, and System Energy Resources, Inc., as Lessee, dated as of December 1, 1988, and recorded in Book 12-V, Page 408, on December 28, 1988, in the office of the Chancery Clerk of Claiborne County, Mississippi. Pursuant to Section 89-5-33(3)(b) of the Mississippi Code, as amended, no indexing instruction is required for this instrument because it is one affecting a previously recorded instrument. As required by Mississippi law, this instrument shall be entered in the general index and noted on the margin of the previously recorded instrument.

Prepared by:   Wise Carter Child & Caraway, Professional Association
               P. O. Box 651
               Jackson, MS 39205-0651
               (601) 968-5500

          LEASE SUPPLEMENT NO. 3, dated as of May 1, 2004 ("Lease Supplement No. 3"), to FACILITY LEASE NO. 1, dated as of December 1, 1988, as supplemented (the "Facility Lease"), between WACHOVIA BANK, NATIONAL ASSOCIATION (as successor in interest to MERIDIAN TRUST COMPANY), a national banking association, not in its individual capacity, but solely as Corporate Owner Trustee and STERLING C. CORREIA (as successor in interest to Stephen M. Carta) not in his individual capacity, but solely as successor Individual Owner Trustee (together, the "Lessor"), under the Trust Agreement (such term, and all other capitalized terms used herein without definition, being defined as provided in Section 1 below), and SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the "Lessee"),

                      W I T N E S S E T H:

          WHEREAS, the Lessee and the Lessor have heretofore entered into the Facility Lease providing for the lease by the Lessor to the Lessee of the Undivided Interest; and

          WHEREAS, the Lessee, the Lessor, the Owner Participant, the Funding Corporation and the Indenture Trustee have entered into Refunding Agreement No. 1-B, dated as of April 1, 2004, providing for the issuance by the Owner Trustee of a new series of Fixed Rate Notes (the "Refunding Notes") to refund the Outstanding Notes; and

          WHEREAS, the Owner Trustee and the Indenture Trustee have entered into Supplemental Indenture No. 3, dated as of May 1, 2004, to the Indenture creating the Refunding Notes for such purpose and establishing the terms, conditions and designations thereof; and

          WHEREAS, Section 3(e) of the Facility Lease provides for an adjustment to Basic Rent and to the Value Schedules in order to preserve the Net Economic Return in the event, among other things, of the issuance of the Refunding Notes;

          NOW, THEREFORE, in consideration of the premises and of
other   good   and  valuable  consideration,  the   receipt   and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.     Definitions.

          For purposes hereof, capitalized terms used herein and not otherwise defined herein or in the recitals shall have the meanings assigned to such terms in Appendix A to the Facility Lease. Appendix A to the Lease is hereby amended such that Funding Corporation, as defined therein, shall mean GG1C Funding Corporation.

          SECTION 2.     Amendments; Schedules.

          As of the date first written above and until and unless further amended, Schedules 1 through 3 of the Facility Lease are hereby amended as follows:

          (a) Schedule 1 to the Facility Lease entitled "Basic Rent Percentages" is deleted in its entirety and is hereby replaced with Schedule 1 hereto.

          (b) Schedule 2 to the Facility Lease entitled "Schedule of Casualty Values" is deleted in its entirety and is hereby replaced with Schedule 2 hereto.

          (c) Schedule 3 to the Facility Lease entitled "Schedule of Special Casualty Values" is deleted in its entirety and is hereby replaced with Schedule 3 hereto.

          SECTION 3.     Miscellaneous.

          (a) Counterpart Execution. This Lease Supplement No. 3 may be executed in any number of counterparts and by each of the parties hereto or thereto on separate counterparts, all such counterparts together constituting but one and the same instrument.

	  (b) Execution as Lease Supplement. This Lease Supplement No. 3 is executed and shall be construed as a supplement and amendment to the Facility Lease and shall form a part thereof. On and from the delivery of this Lease Supplement No. 3, any reference in any Transaction Document to the Facility Lease shall be deemed to refer to the Facility Lease as supplemented and amended by this Lease Supplement No. 3.

  	  (c) Original Counterpart. The single executed original of this Lease Supplement No. 3 marked "THIS COUNTERPART IS THE ORIGINAL
COUNTERPART" and containing the receipt of the Indenture Trustee thereon shall be the "Original" of this Lease Supplement No. 3.
To the extent that the Facility Lease, as supplemented by this Lease Supplement No. 3, constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in the Facility
Lease, as so supplemented, may be created or continued through the transfer or possession of any counterparts of the Facility
Lease and supplements thereto other than the "Originals" of any thereof.

          (d) Concerning the Lessor. Wachovia Bank, National Association and Sterling C. Correia are entering into this Lease Supplement
No.  3 solely as Corporate Owner Trustee and successor Individual
Owner  Trustee  under  the  Trust  Agreement  and  not  in  their
individual   capacities.   Anything  herein   to   the   contrary
notwithstanding, all and each of the agreements herein made on the part of the Corporate Owner Trustee and successor Individual
Owner Trustee are made and intended not as personal agreements of Wachovia Bank, National Association and Sterling C. Correia but are made and intended for the purpose of binding only the Trust
Estate.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement No. 3 to be duly executed by an officer thereunto duly authorized, as of the date set forth above.

                                   WACHOVIA BANK, NATIONAL
                                   ASSOCIATION (as successor in
                                   interest to MERIDIAN TRUST
                                   COMPANY), not in its
                                   individual capacity but solely
                                   as Corporate Owner Trustee


                                   By:
                                      Name.
                                      Title:




                                   Sterling C. Correia, not in
                                   his individual capacity but
                                   solely as successor Individual
                                   Owner Trustee


ATTEST:                            SYSTEM ENERGY RESOURCES, INC.


                                   By:
                                      Name:
                                      Title:

STATE OF DELAWARE        )

COUNTY OF NEW CASTLE     )

          Personally appeared before me, the undersigned authority in and for the said County and State, on this ____ day of _____________, 2004, within my jurisdiction, the within named _________________, who acknowledged that he is a
_________________ of WACHOVIA BANK, NATIONAL ASSOCIATION (as successor in interest to MERIDIAN TRUST COMPANY), a national banking association, Corporate Owner Trustee under that certain Trust Agreement No. 1, dated as of December 1, 1988 among RCMC I, INC., as Owner Participant, WACHOVIA BANK, NATIONAL ASSOCIATION (as successor in interest to MERIDIAN TRUST COMPANY), as Corporate Owner Trustee, and STERLING C. CORREIA, as successor Individual Owner Trustee to the original Individual Owner Trustee, Stephen M. Carta, and that for and on behalf of the said trust company, and as its act and deed in said capacity as Corporate Owner Trustee and its having been duly authorized so to do, he executed the above and foregoing instrument after first having been duly authorized by said trust company so to do.




                                        NOTARY PUBLIC


My Commission Expires:




STATE OF DELAWARE        )

COUNTY OF NEW CASTLE     )


          Personally appeared before me, the undersigned authority in and for the said County and State, on this ____ day of _____________, 2004, within my jurisdiction, the within named STERLING C. CORREIA, who acknowledged that he is the successor Individual Owner Trustee under that certain Trust Agreement No. 1, dated as of December 1, 1988 among RCMC I, INC., as Owner Participant, WACHOVIA BANK, NATIONAL ASSOCIATION (as successor in interest to MERIDIAN TRUST COMPANY), as Corporate Owner Trustee, and STERLING C. CORREIA, as successor Individual Owner Trustee to the original Individual Owner Trustee, Stephen M. Carta, and that in his capacity as Individual Owner Trustee he executed the above and foregoing instrument after first having been duly authorized to do so.




                                        NOTARY PUBLIC


My Commission Expires:




STATE OF LOUISIANA  )
                    ss.:
PARISH OF ORLEANS   )

          Personally appeared before me, the undersigned authority in and for the said parish and state, on this ____ day of ___________, 2004, within my jurisdiction, the within named _________________, who acknowledged that he is a
_________________of SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation, and that for and on behalf of the said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.



                                              Notary Public


My Commission is issued for life.